As filed with the Securities and Exchange Commission on December 17, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Symantec Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0181864

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or	Identification No.)
Organization)
20330 Stevens Creek Boulevard
Cupertino, California 95014-2132

(Address of Principal Executive Offices)
Symantec Corporation 2000 Director Equity Incentive Plan, as amended
Options to purchase common stock granted under the
Vontu, Inc. 2002 Stock Option/Stock Issuance Plan, as amended

(Full Title of the Plans)
Arthur F. Courville
Executive Vice President, General Counsel and Secretary
20330 Stevens Creek Boulevard
Cupertino, California 95014-2132

(Name and Address of Agent For Service)
(408) 517-8000

(Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Daniel J. Winnike, Esq.
Andrew Y. Luh, Esq.
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, California 94041
Telephone: (650) 988-8500
Facsimile: (650) 938-5200
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities	to be	Price	Offering	Registration
to be Registered	Registered(1)	per Share	Price	Fee (2)
Common Stock, par value $0.01 per share (3)
To be issued under the Symantec Corporation 2000 Director Equity Incentive Plan, as amended	50,000(4)	$17.4700(5)	$873,500	$26.82
To be issued under assumed option originally granted under the Vontu, Inc. 2002 Stock Option/Stock Issuance Plan, as amended	2,245,000(6)	$4.40793(7)	$9,895,803	$303.80
Total	2,295,000	n/a	$10,769,303	$330.62

(1)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Fee calculated pursuant to Section 6(b) of the Securities Act of 1933.

(3)	Each share of common stock includes a right to purchase one eight-thousandth of a share of Series A Junior Participating Preferred Stock. The preferred stock purchase rights, which are attached to the shares of common stock being registered hereunder, will be issued for no additional consideration. Accordingly, no additional registration fee is payable.

(4)	Represents shares of Common Stock reserved for future issuance pursuant to the Registrant’s 2000 Director Equity Incentive Plan, as amended.

(5)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s Common Stock reported on the Nasdaq Global Select Market on December 11, 2007.

(6)	Represents shares of Common Stock subject to options originally granted under the Vontu, Inc. 2002 Stock Option/Stock Issuance Plan, as amended, which were assumed by the Registrant on November 30, 2007 pursuant to an Agreement and Plan of Merger dated November 5, 2007, by and among the Registrant, Velocity Acquisition Corp., a wholly owned subsidiary of the Registrant, and Vontu, Inc.

(7)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the assumed options.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents, which have been filed by Symantec Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this Registration Statement:
(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended March 30, 2007, filed with the Commission on May 24, 2007;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above;

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 24, 1989 (including any amendment or report filed for the purpose of updating such description); and

(d)	The description of the Registrant’s Preferred Stock Purchase Rights contained in the Registrant’s Registration Statement on Form
8-A filed with the Commission on August 19, 1998 (including any amendment or report filed for the purpose of updating such description).
          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
     Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
     As of the date of this Registration Statement, attorneys of Fenwick & West LLP and family members thereof beneficially own an aggregate of approximately 13,750 shares of the Registrant’s Common Stock.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).
     As permitted by Section 145 of the Delaware General Corporation Law, Registrant’s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:
–	for any breach of the director’s duty of loyalty to Registrant or its stockholders;

–	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

–	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and

–	for any transaction from which the director derived an improper personal benefit.
     As permitted by the Delaware General Corporation Law, Registrant’s Bylaws provide that:
–	Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

–	Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its certificate of incorporation, its bylaws or agreements to which it is a party;

–	Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

–	the rights conferred in the Bylaws are not exclusive.
     Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections.
     Registrant maintains directors’ and officers’ liability insurance and has extended that coverage for public securities matters.
     See also the undertakings set out in response to Item 9.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.01	Amended and Restated Certificate of Incorporation of Symantec Corporation	S-8	333-119872	4.01	10/21/04

4.02	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Symantec Corporation	S-8	333-126403	4.03	07/06/05

4.03	Certificate of Designations of Series A Junior Participating Preferred Stock of Symantec Corporation	8-K	000-17781	3.01	12/21/04

4.04	Bylaws of Symantec Corporation	8-K	000-17781	3.01	01/23/06

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.05	Rights Agreement, dated as of August 12, 1998, between Symantec Corporation and BankBoston, N.A., as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares.	8-A	000-17781	4.1	08/19/98

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of Independent Registered Public Accounting Firm					X

23.02	Consent of Fenwick & West LLP (filed as part of Exhibit 5.01)					X

24.01	Power of Attorney (incorporated by reference to the signature page hereto)					X

99.01	Symantec Corporation 2000 Director Equity Incentive Plan, as amended	10-Q	000-17781	10.01	11/05/07

99.02	Vontu, Inc. 2002 Stock Option/Stock Issuance Plan, as amended					X

99.03	Form of Vontu, Inc. Stock Option Agreement					X

Item 9. Undertakings.
     A. The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement — notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set for the in the “Calculation of Registration Fee” table in this Registration Statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
          To effect the above, each of the undersigned has executed this Power of Attorney as of the date indicated beside each name.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cupertino, State of California, on December 17, 2007.

Symantec Corporation

By:	/s/ John W. Thompson John W. Thompson
Chairman of the Board and Chief Executive Officer
POWER OF ATTORNEY TO SIGN AMENDMENTS
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each being an officer and/or director of the Registrant) does hereby constitute and appoint John W. Thompson, James A. Beer and Arthur F. Courville, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in one or more counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ John W. Thompson John W. Thompson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 17, 2007

/s/ James A. Beer James A. Beer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 17, 2007

/s/ George W. Harrington George W. Harrington	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	December 17, 2007

/s/ Michael A. Brown Michael A. Brown	Director	December 17, 2007

/s/ William T. Coleman III William T. Coleman III	Director	December 17, 2007

/s/ Frank Dangeard Frank Dangeard	Director	December 17, 2007

/s/ David L. Mahoney David L. Mahoney	Director	December 17, 2007

/s/ Robert S. Miller Robert S. Miller	Director	December 17, 2007

George Reyes	Director

/s/ Daniel H. Schulman Daniel H. Schulman	Director	December 17, 2007

/s/ V. Paul Unruh V. Paul Unruh	Director	December 17, 2007

Index to Exhibits

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.01	Amended and Restated Certificate of Incorporation of Symantec Corporation	S-8	333-119872	4.01	10/21/04

4.02	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Symantec Corporation	S-8	333-126403	4.03	07/06/05

4.03	Certificate of Designations of Series A Junior Participating Preferred Stock of Symantec Corporation	8-K	000-17781	3.01	12/21/04

4.04	Bylaws of Symantec Corporation	8-K	000-17781	3.01	01/23/06

4.05	Rights Agreement, dated as of August 12, 1998, between Symantec Corporation and BankBoston, N.A., as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares.	8-A	000-17781	4.1	08/19/98

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of Independent Registered Public Accounting Firm					X

23.02	Consent of Fenwick & West LLP (filed as part of Exhibit 5.01)					X

24.01	Power of Attorney (incorporated by reference to the signature page hereto)					X

99.01	Symantec Corporation 2000 Director Equity Incentive Plan, as amended	10-Q	000-17781	10.01	11/05/07

99.02	Vontu, Inc. 2002 Stock Option/Stock Issuance Plan, as amended					X

99.03	Form of Vontu, Inc. Stock Option Agreement					X